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                                                                     EXHIBIT 4


                             FORM OF CERTIFICATES

THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER R-1                                              $45,000,000
CUSIP: 871928BE6                                             Certificate Amount

       TIERS CORPORATE BOND-BACKED CERTIFICATES TRUST SERIES JPM 1998-2

evidencing an undivided interest in the Trust, as defined below, the assets of which include $45,000,000 J. P. Morgan & Co., Incorporated Subordinated Notes due December 24, 2012 (the "Term Assets").

This Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates, except to the extent described below.

         THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in TIERS Corporate Bond-Backed Certificates Trust JPM 1998-2 (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

         The Trust was created pursuant to a Base Trust Agreement, dated as of April 1, 1998 (the "Agreement"), between the Depositor and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series JPM 1998-2 Supplement dated as of April 1, 1998 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations,




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proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "TIERS(sm) Corporate Bond-Backed Certificates, Series JPM 1998-2, Certificates" (herein called the "Certificate"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets and all proceeds of the Term Assets.

         Under the Trust Agreement, there shall be distributed on the date specified in the Series Trust Agreement (the "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions of the Term Assets to be distributed to Certificateholders on the Distribution Date. The only scheduled payment to be made on the Term Assets is the principal amount thereof, which is to be paid on December 24, 2012.

         This Certificate is subject to prepayment upon any June 24 or December 24 on or after December 24, 2000 through and including December 24, 2012 upon the exercise of the Call Warrants issued by the Trust. Upon such an exercise, this Certificate will be paid the accreted value thereof as of the exercise date as provided in the Trust Agreement.

         In the event of a Payment Default or an Acceleration, the Trustee shall liquidate, as soon as reasonably possible after the occurrence thereof, the Term Assets (by selling the Term Assets to the highest bidder obtained pursuant to the procedures set forth in the Trust Agreement) and distribute the proceeds of such sale (after deducting any costs incurred in connection therewith) to the Holders of the Certificates.

         The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Trust Agreement.

         It is the intent of the Depositor and the Certificateholders that the Trust will be classified either as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, or as a partnership. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a TIERS, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in either a grantor trust or a partnership, and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.


         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or

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other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

         Distributions on this Certificate shall be made as provided in the Trust Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Trustee in the Borough of Manhattan, the City of New York.

         The Certificates do not represent an obligation of, or an interest in, the Depositor, the Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Term Assets, all as more specifically set forth herein and in the Trust Agreement. A copy of the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

         The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in New York City, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificate of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

         The Certificate are issuable only in registered form in the authorized denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificate are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same; provided, however, that no Certificates may be subdivided such that the denomination of any resulting Certificate is less than the minimum authorized denomination specified in the Trust Agreement. No service charge shall be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

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         The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates will terminate (subject to the surviving rights of indemnity) upon (a) the payment in full at maturity,
(b) the distribution of the sale proceeds of the Term Assets (after deducting any costs incurred in connection therewith) to the Certificateholders after a Payment Default or an Acceleration thereof, (c) the distribution in kind of all of the Term Assets upon the tender at any time by an affiliate of the Depositor of 100% of the then outstanding Call Warrants and Certificates in exchange for 100% of the Term Assets, or (d) the sale by the Trust in accordance with the Call Warrants, of all the Term Assets and the distribution in full of all amounts due to the Certificateholders.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its manual or facsimile signature.

                                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                      (formerly known as FIRST TRUST OF NEW
                                      YORK, NATIONAL ASSOCIATION), not in its
                                      individual capacity but solely as Trustee and Authenticating Agent


                                      By:
                                         --------------------------------------
                                            Authorized Signatory


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Certificate referred to in the within-mentioned Trust Agreement.

                                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                      (formerly known as FIRST TRUST OF NEW
                                      YORK, NATIONAL ASSOCIATION),
                                      not in its individual capacity but solely as Trustee and Authenticating Agent


                                       By:
                                         --------------------------------------
                                            Authorized Signatory